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                                                                Exhibit 5a(v)(i)


                 STATE VARIATIONS TO CONTRACT FORM NO. 2004-VA

               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                STATE VARIATIONS

Base Contract Form No. 2004-VA and related forms, including:
Base Data Page DP-2006-VA (Standard Plan Option)
Base Data Page DP-2006-VA457 (Standard Plan Option w/457 Plan Type)
Base Data Page DP-2007-VA-L (L-Share Plan Option)#
Base Data Page DP-2007-VA-PPC (Purchase Payment Credit Plan Option)#
Base Fixed Account Endorsement Form No. 2006-VAFIXED
Base Loan Account Endorsement Form No. 2004-VALOAN
Base Maximum Anniversary Death Benefit Form No. 2004-MAV-RV1
Base 3% Annual Guarantee Death Benefit Form No. 2004-3AG-RV1
Base Spouse Beneficiary Death Benefit Rider Form No. 2006-SPDB-RV1
Base Earning Enhancements Death Benefit Form No. 2004-EE-RV1
Base Guaranteed Minimum Accumulation Benefit Rider Form No. 2006-GMAB-RV1 Base Guaranteed Minimum Withdrawal Benefit Rider Form No. 2006-GMWB-RV1*# Base Guaranteed Minimum Withdrawal Benefit Rider Form No. 2007-GMWB*#
Base Guaranteed Minimum Withdrawal Benefit Rider Form No. 2007-GMWB-MG#
   w/Minimum Guarantee Death Benefit
Base Guaranteed Minimum Withdrawal Benefit Rider Form No. 2007-GMWB-MAV#
   w/Minimum Anniversary Value Death Benefit
Base Contract Value Increase Endorsement Form No. 2005-CVI
Base Additional Income Option Endorsement Form No. 2004-VAIO
Base Change of Annuitant Endorsement From No. 2004-ANNCHANGE
Base Income Payment Increase Endorsement No. 2004-IPI
Base Waiver of Surrender Charges Endorsement No. 2000-WVRSC-RV1
Base Spousal Continuation Form No. 2006-SPCONTINUE
Base Amendment to Data Page for Spousal Continuation Form No. 2006-SCDP-AMEND Base Change of Annuitant Endorsement Form No. 2006-COA
Base Purchase Payment Credit Benefit Endorsement Form 2007-PPC#
Not all benefits are available in all states.

* The 2006-GMWB-RV1 form is replaced by 2007-GMWB in most states (where approved).

# These newer benefits are not approved in all states yet as of March 28, 2008. If a state has not approved the benefit, it is noted in that particular state below.

Attached as Exhibit is a copy of the Contract language used in the following states:

           Kentucky       South Dakota
                          Tennessee
Arkansas   Mississippi    Virginia
Colorado   New Mexico     Vermont
Delaware   Nevada         West Virginia
Iowa       Ohio
Kansas     Rhode Island

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The following state contract forms vary from the Form No. 2004-VA et. al. as indicated below:

2004-VA(AK) - Changes the Cover page to remove the statement regarding Market Value Adjustment as AK does not have MVA.

2006-VAFIXED(AK), Fixed Account Endorsement, removes the market value adjustment language.

THESE FORMS ARE USED IN THE FOLLOWING STATE: ALASKA

2004-VA(AL) - Changes the Cover page to remove the statement regarding Market Value Adjustment as AL does not have MVA. Changes the contract to include an allocation period in which purchase payments may be made to include: changes to
Section 1, Definitions, to add a definition for "allocation period" that is defined as: " the period of time beginning on the contract issue date in which purchase payment allocations are allowed. The allocation period is shown on the data page." Changes Section 5, Purchase Payments, to add or change language applicable to purchase payments being made during the allocation period.

DP-2006-VA(AL), DP-2006-VA457(AL), DP-2007-VA-L(AL) & DP-2007-VA-PPC(AL) Data
Page forms are revised to include an allocation period of 3 years.

2006-VAFIXED(AL), Fixed Account Endorsement, is revised to remove the market value adjustment language. Also adds the following statement to the "Withdrawals" section: "Your surrender value will not be less than an amount equal to 90% of each purchase payment accumulated at the minimum guaranteed interest rate, reduced by any partial withdrawals accumulated at the minimum guaranteed interest rate. The minimum guaranteed interest rate is shown on the data page."

THESE FORMS ARE USED IN THE FOLLOWING STATE: ALABAMA

2004-VA(AZ) - Changes the Right to Examine Provision on the cover page to allow return within 30 days if age 65 or older, and to allow 30 days in replacement situations regardless of age. Also adds the following statement: "Upon written request, we will provide you with information regarding the benefits and provisions of the contract."

THIS FORM IS USED IN THE FOLLOWING STATE: ARIZONA

2004-VA(CA) - Changes the third paragraph of the cover page to read: The dollar amount of any income payments, death benefit and other values provided by this contract will increase or decrease based on the investment experience of the subaccounts selected. The Variable provisions are described in Section 6. The minimum death benefit is described in Section 11.

In addition to changes above, the right to examine provision differs if contract is issued to ages 60+....an important notice prints instead indicating the contract can be returned during 30 days of contract issue date.

Section 6.2, Can the Variable Account be modified?, is changed to add a paragraph indicating that the investment policy of a subaccount may not be changed unless the change is approved, if required, by the Commissioner of the State of Iowa and a statement of such approval is filed, if required, with the insurance department of the state in which the contract is delivered.

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THIS FORM IS USED IN THE FOLLOWING STATE: CALIFORNIA

2004-VA(CT) - Changes the right to examine provision on the cover page to add language for return of the contract for a refund of purchase payments during the first 10 days if cancellation is made prior to the actual delivery of the contract. Changes Section 2.2, When does this contract become incontestable?, to delete "in the absence of fraud". Changes Section 7.1, Can you transfer values between investment options? to delete the phrase "Subject to our right to modify, suspend or terminate the transfer privilege," Also changed item d.) of this section (of what transfers are subject to), so it specifically indicates12 transfers per contract year may be made without charge; after 12 transfers, a fee will be assessed as shown on the data page. Also instead of base contract language, indicate in this section the following: "Transfer privileges may also be suspended or modified by us in response to limitations or restrictions imposed by an underlying investment company or it's manager, or it required by governmental authority under applicable law. Modified Section 8.3, How are accumulation unit values determined?" in item b.) to delete the following: "any applicable charge for fund redemption fees"

DP-2006-VA(CT), DP-2006-VA457(CT), DP-2007-VA-L(CT) & DP-2007-VA-PPC(CT), Data
Page forms are revised in the Maximum Transfer Fee to indicate $10 after the first 12 transfers in a contract year, and thus deleting the statement: "We reserve the right to impose or collect any other fees imposed by a fund in connection with the redemption of its shares or otherwise imposed by applicable law.

2006-VAFIXED(CT), Fixed Account Endorsement, changes Section 9.1, Are there any restrictions on the purchase payments and transfers to the fixed account? to delete the ordered list and have the first paragraph read: We reserve the right to restrict purchase payments and transfers to the fixed account it your fixed account value exceeds the lesser of 25% of your total contract value, or $100,000.

THESE FORMS ARE USED IN THE FOLLOWING STATE: CONNECTICUT

2004-VA(DC) - Changes Section 2.5, When will premium expense charges be deducted?, to delete the second paragraph in its entirety.

THIS FORM IS USED IN THE FOLLOWING STATE: DISTRICT OF COLUMBIA

2004-VA(FL) - Adds the following statement to the cover page: If you have a question, complaint, or need information concerning your contract, call 1-800-798-5500. Also adds to the short description on the cover page the following: "The Payout Date May be Changed" In Section 2.7, Can we modify the contract?, item a.) indicates upon notice, we may modify the contract if:
"necessary to permit the contract or the variable account to comply with any applicable law or regulation issued by a government agency (this language was deleted: "necessary to assure continued qualification of the contract under the code or other federal or state laws relating to retirement annuities or variable annuity contracts"). In Section 11.1, What amount will be paid as death benefit proceeds during the accumulation period? to add the following paragraph at the end of the section: "If lump sum payment is requested, the death benefit described above will include interest from the date we receive due proof of death to the date of settlement. We will determine the interest rate each year, but it is guaranteed to be not less than that required by state law." In section 14.2, What income payout options are available?, Only 5 options, instead of 7, are available in Florida. The Interest and Installment Options for Variable Income Payments are not available.
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2006-VAFIXED(FL), Fixed Account Endorsement, is changed in the Definitions section to define "dca fixed period" to be a dollar cost averaging fixed period where monthly transfers are required as described in Endorsement Sections 4.3. and 5.1. In Section 6.4, How is your fixed contract value determined?, add a table of values per $1,000 allocated to a fixed period. In Section 7.1, When will a market value adjustment be imposed?, delete "fixed amounts applied to the income payout options titled Interest Option or Installment Option in Section
14.2 of your contract, if available in your state. This was deleted as these options are not available in Florida as stated above.

2004-VALOAN(FL), Loan Account Endorsement, is revised in Section 2.4, :Does the loan amount need to be repaid?, to add language on reinstatement of the policy within one year after (if) it terminates, and then lists the requirements for reinstatement and that if it is reinstated, then the contract is incontestable form it's reinstatement date.

2004-VAIO(FL), Additional Income Option Endorsement, is revised in Section 2.1, to add "Option 7 is not available to annuitant's age 86 or older on the payout date.

2000-WVRSC-RV1(C) - Waiver of Surrender Charges Endorsement - is changed to remove the Disaster provision and includes an effective date of May 24, 2002.

THESE FORMS ARE USED IN THE FOLLOWING STATE: FLORIDA

2004-VA(GA) - Changes the right to examine provision to refund purchase payments instead of experience and deletes the second sentence on replacements (as it is also 10 days). In Section 2.2, "When does this contract become incontestable? delete the second sentence: "The statements contained in the application (in the absence of fraud) are considered representations and not warranties." 2000-WVRSC-RV1(C) - Waiver of Surrender Charges Endorsement - is changed to remove the Disaster provision.

THESE FORMS ARE USED IN THE FOLLOWING STATE: GEORGIA

2004-VA(HI) - Changes the right to examine provision to refund purchase payments instead of experience.

THIS FORM IS USED IN THE FOLLOWING STATE: HAWAII

2004-VA(ID) - Changes the right to examine provision to refund purchase payments, not experience, for 20 days initial and replacement situations.

THIS FORM IS USED IN THE FOLLOWING STATE: IDAHO

2004-VA(IL) - Changes to incorporate the endorsement language from Fixed Account Endorsement form 2006-VAFIXED into the contract as it can not be a separate endorsement in IL. Changes Section 11.1, What amount will be paid as death benefit proceeds during the accumulation period?, to add the statement: "The death benefit will be paid no later than two (2) months after we receive due proof of death."

DP-2006-VA(IL)3%/12%, DP-2006-VA457(IL)3%/12%, DP-2007-VA-L(IL)3%/12% &
DP-2007-VA-PPC(IL)3%/12%, Data Page forms, to add "3%/12% to the form number per IL requirement to show the range of possible interest rates.

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THESE FORMS ARE USED IN THE FOLLOWING STATE: ILLINOIS

2004-VA(IN) - Changes the right to examine provision to refund purchase payments, not experience, for 20 days for replacement situations only. (Initial money remains at 10 days and return of investment experience.)

THIS FORM IS USED IN THE FOLLOWING STATE: INDIANA

2004-VA(LA) - Changes the right to examine provision on the cover to refund purchase payments instead of experience. Changes Section 2.2, when does this contract become incontestable? To delete "in the absence of fraud". Per state requirement, added a form number to each page of the forms, thus making all forms over one page in length state variations for this reason.

THIS FORM AND ALL THE OTHER RIDERS AND ENDORSEMENTS THAT EXCEED 1 PAGE IN LENGTH ARE "LA VERSIONS" IN THE FORM NUMBER BECAUSE LA REQUIRES A FORM NUMBER ON EVERY PAGE.

     LOUISIANA

2004-VA(MA-S) - Sex-distinct version. Changes the Cover Page to return purchase payments instead of experience and to allow a 20 day period for replacements, instead of 30. Also adds a Secretary name to the cover as 2 officer signatures are required. Also adds the following statement: "The resulting value after application of a market value adjustment may never be less than the statutory minimum." Throughout the contract, remove all references and items related to "Unisex" rates.

2004-VA(MA-U) - Uni-sex version. Changes the Cover Page to return purchase payments instead of experience and to allow a 20 day period for replacements, instead of 30. Also adds a Secretary name to the cover as 2 officer signatures are required. Also adds the following statement: "The resulting value after application of a market value adjustment may never be less than the statutory minimum." Throughout the contract, remove all references and items related to "Male/Female" rates as this is a uni-sex version of the contract. Also add to
Section 16.1, What rates will be used to determine payment values?, a statement that the mortality table blend used is 80% female and 20% male.

DP-2006-VA(M), DP-2006-VA457(M) Data Pages, are changed to delete the Life Income Rates - Type A or Type B. (Due to the separate contracts for sex-distinct or uni-sex, this is no longer needed)

2004-VAIO(MA) - Additional Income Option Endorsement, is changed to remove references to six-distinct language. Also changes the form to add the following sentence to Section 4.1 "The mortality table blend used is 80% female and 20% male. This form is used with MA's uni-sex contract form 2004-VA(MA-U).

2004-VAIO(S) - Additional Income Option Endorsement, is changed to remove references to unisex language and tables. This form is used with MA's sex-distinct contract form 2004-VA(MA-S)

2000-WVRSC-RV1(MA) - Waiver of Surrender Charges Endorsement - is changed to have the title of the form read "Waiver of Surrender Charges For Full Surrender of Annuity Proceeds in the Event of Total and Permanent Disability". The Nursing Home or Hospital, Unemployment and Disaster provisions are removed. The Terminal Illness is based on the annuitant's life expectancy for 24 months (not base language of 12). Also, will only allow waiver on a full surrender in MA,

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for partial withdrawals it is not available. Massachusetts also requires additional disclosure forms 2000-WVRDISa(MA) to be used at the time of application, and 2000-WVRDISc(MA) to be used at the time of claim.

Note: Forms DP-2007-VA-L & DP-2007-VA-PPC, 2007-PPC, 2007-GMWB, 2007-GMWB-MG,
2007-GMWB-MAV are not yet approved in Massachusetts (as of March 28, 2008).

THESE FORMS ARE USED IN THE FOLLOWING STATE: MASSACHUSETTS

2004-VA(MD) - Revise the general description of the front and back cover pages to change "Participating" to read "Limited Participation as Described Herein." Add to Section 2.6, Will annual reports be sent?", the following statement: "The annual report will be mailed to you no later than two months following the effective date of the information provided."

DP-2006-VA(MD), DP-2006-VA457(MD), DP-2007-VA-L(MD) & DP-2007-VA-PPC(MD) Data
Pages, are changed to add "Allocation Period: 3 years" .Add a footnote to the M & E charges which reads "The dollar value of benefits will not be adversely affected by the actual cost of the mortality and expense risks taken by the company."

2006-VAFIXED(MD), fixed account endorsement, adds language allowing for the allocation of a purchase payment to the fixed account during a 3 year allocation period only.

     Maryland

THESE FORMS ARE USED IN THE FOLLOWING STATE: MARYLAND

2004-VA(ME) - Changes to incorporate the endorsement language from Fixed Account Endorsement form 2006-VAFIXED into the contract as it can not be a separate endorsement in ME. Changes Section 11.1, What amount will be paid as death benefit proceeds during the accumulation period?, to add the statement: "The death benefit will be paid no later than two (2) months after we receive due proof of death."

THIS FORM IS USED IN THE FOLLOWING STATE: MAINE

2004-VA(S) - Sex-distinct version. Changes Section 2.3, What if the annuitant's date of birth or gender has been misstated? to delete the second sentence giving reference to Type A life income rates such that this provision reads: If the annuitant's date of birth or gender has been misstated, we will adjust the payments under this contract, based on the correct date of birth or gender. Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. Changes Section 14.3, What are the requirements for choosing an income payment option?, fourth paragraph to delete the second sentence and revise the first to read: we may require due proof of the age and gender of any payee who is to receive a life income. Changes Section 16, Option Tables, to delete Type A and Type B language. Remove the Type B uni-sex tables in their entirety.

2004-VA(U) - Uni-sex version. Changes the question of Section 2.3, What if the annuitant's date of birth has been misstated?, to remove the word "gender", giving reference to only birth. Revise this section to delete the second sentence giving reference to gender and Type A life income rates such that this provision reads: If the annuitant's date of birth has been misstated, we will adjust the payments under this contract, based on the correct date of birth. Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. Changes Section

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14.3, What are the requirements for choosing an income payment option?, fourth paragraph to delete the second sentence. Changes Section 16, Option Tables, to delete Type A and Type B language. Remove the Type A sex distinct tables in their entirety

DP-2006-VA(M), DP-2006-VA457(M), DP-2007-VA-L(M) & DP-2007-VA-PPC(M) Data Pages,
are changed to remove "Life Income Rates"

2004-VAIO(S) - Additional Income Option Endorsement, is changed to remove references to unisex language and tables. This form is used with MI's sex-distinct contract form 2004-VA(S)

2004-VAIO(U) - Additional Income Option Endorsement, is changed to remove references to sex-distinct and is unisex only. This form is used with MI's uni-sex contract form 2004-VA(U).

THESE FORMS ARE USED IN THE FOLLOWING STATE: MICHIGAN

2004-VA(MN) - Changes the cover page to add the Secretary's signature in addition to the President's. Changes the Right to Examine Provision to add the term "cancel" such that it is titled the "Right to Examine and Cancel This Contract" and further indicate they may "cancel" contract in the text of the provision.

2006-VAFIXED(MN) - Fixed Account Endorsement - changes to remove references to market value adjustment as this is not applicable in MN. Changes the Withdrawals section to add the following paragraph: "The value of your fixed amounts, if surrendered, will be at least as favorable as the amount you would have received under a series of single premium annuities."

2004-VALOAN(B) - Loan Account Endorsement - changes to remove references to market value adjustment as this is not applicable in MN.

Note: Forms DP-2007-VA-L & DP-2007-VA-PPC, 2007-PPC, 2007-GMWB, 2007-GMWB-MG,
2007-GMWB-MAV are not yet approved in Minnesota (as of March 28, 2008).

THESE FORMS ARE USED IN THE FOLLOWING STATE: MINNESOTA

2004-VA(MO2) - Changes the right to examine period to refund purchase payments and not experience. Changes the cover page to remove the market value adjustment statement as it is not applicable in MO any longer.

2006-VAFIXED(MO) - Changes to remove the market value adjustment provision.

THESE FORMS ARE USED IN THE FOLLOWING STATE: MISSOURI

2004-VA(MT) - . Unisex state and therefore there are no "A" and "B" distinction of rates. This also changes Sections 2, 14 and 16 when referring to Income Rates and removes the Sex-distinct tables. Adds a new section, 2.2 to the General Information that is: "Does this contract conform with Montana statutes?" which reads "The provisions of this contract conform to minimum requirements of Montana law and control over any conflicting statutes of any state in which the annuitant(s) resides on or after the effective date of the contract." Also adds new Section 2.9 which is: "Will interest be paid upon settlement of a death claim?" which reads: "Settlement will be made within 60 days of receipt of proof of death. If settlement is not made in the first 30 days, the settlement will include interest from the 30th day until payment is made. We will decide the interest rate each year, but it is guaranteed to be not less than that required by Montana law."

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DP-2006-VA(MT), DP-2006-VA457(MT), DP-2007-VA-L(M) & DP-2007-VA-PPC(M) Data
Pages, are changed to remove "Life Income Rates" Unisex state and therefore there are no "A" and "B" distinction of rates

2004-VAIO(U) - Additional Income Option Endorsement, is changed to remove references to sex-distinct and is unisex only.

THESE FORMS ARE USED IN THE FOLLOWING STATE: MONTANA

2004-VA(NC) - Changes the right to examine provision to return purchase payments and to limit amount of days on replacements to 30. Changes the cover in paragraph 3 to add "death benefit" such that this paragraph reads": The dollar amount of any income payments, death benefit and other values provided by this contract will increase or decrease based on the investment experience of the subaccounts selected. The variable provisions are described in Section 6." Also add this sentence for NC, "The minimum death benefit is described in Section 11."

THIS FORM IS USED IN THE FOLLOWING STATE: NORTH CAROLINA

2004-VA(ND) - Changes the right to examine period initial amount to days to 20 from 10.

THIS FORM IS USED IN THE FOLLOWING STATE: NORTH DAKOTA

2004-VA(NE) - Changes the right to examine period to return purchase payments instead of experience for 20 days instead of 30. Also adds the name and signature of the Company secretary to the cover.

THIS FORM IS USED IN THE FOLLOWING STATE: NEBRASKA

2004-VA(NH) - Changes Section 2.1, What is the entire contract?, to delete the phrase "if attached to it" when referring to the application when constituting the entire contract form.

THIS FORM IS USED IN THE FOLLOWING STATE: NEW HAMPSHIRE

2004-VAII(NJ) - This form not yet approved by the state insurance department.

2000-VAII(OK) - Changes the right to examine provision on the cover page to return purchase payments instead of experience and only for 20 days, not 30, in replacement situations. Also adds to this section the following sentence:
"Interest will be paid on refunds made more than 30 days from the date of cancellation as required by Oklahoma law. Changes Section 2.2, When does this contract become incontestable? to delete "in the absence of fraud" language.

THIS FORM IS USED IN THE FOLLOWING STATE: OKLAHOMA

2004-VA(OR) - Changes the cover page to add the Company's secretary name and signature. Changes the Right to Examine provision to return purchase payments, not experience for 10 days initial money, and to return investment experience for 30 days if a replacement. Changes the cover page to add the statement: "If a non-annuitant owner dies and the new owner is not the deceased person's spouse, the death benefit will be equal to the surrender value." Changes the second paragraph of the cover page to indicate the company will pay the benefits... which will never be less than the "minimum nonforfeiture value amount" required by state law "in which the contract was delivered". Changes the short description on both the front and back cover pages to add "Flexible Premium Deferred Variable Annuity". Changes the Definitions section to remove the defined term "due proof of death". Also changes Definitions section to label "premium expense charge" to be "premium tax charge" (thus causing this change in terminology to be used throughout the rest of the contract form) and to add the following statements to the definition: "The premium tax charge does not apply to Oregon residents. If you move to a state that charges premium tax, purchase payments paid in that state will be subject to the premium tax in that state, not to exceed 3.00%." This same statement is stated in Section 2.5, When will premium tax charges be deducted?, in lieu of the base language. It is also added to Section 8.3, How are accumulation unit values determined?

Removes the uni-sex tables in the Income Option Tables and therefore language throughout the contract form regarding them. Changes Section 2.6, Will annual reports be sent? to add a listing of what will be included in the report. Added provisions to the Owner and Beneficiary Sections: Section 3.3, Can you change the annuitant under this contract? And also Section 3.4, Can this contract be assigned?. Language regarding when written consent all assignees and irrevocable beneficiaries needed to exercise certain contract provisions has been added accordingly throughout the contract.

Changes section 7.1, Can you transfer values between investment options?, to add the following statement to item d.) regarding transfer fees of the ordered list which states what transfers are subject to. "You may make 12 transfers per contract year without charge. Each requested transfer after the 12th transfer will be assessed a transfer fee. The maximum transfer fee is shown on the data page." Also add the following paragraph: "Transfer privileges may be suspended or modified by us in response to limitations or restrictions imposed by an underlying investment company or its manager, or if required by government authority or applicable law. Also add item c.) to the ordered list that states what the restrictions may include: "c.) refusing or otherwise restricting any transfer instructions that, in our judgement, may be harmful to the separate account, any subaccount or underlying fund, or to other owners.

Changes the Withdrawal provision in section 9.1, What are the rules for a partial withdrawal of the surrender value?, to indicate both "scheduled and unscheduled" partial withdrawals may be made. And to further add the following:
Scheduled partial withdrawals are referred to as systematic withdrawals. Systematic withdrawals will occur in the amount, frequency, and for the time period specified in your written request. In Section 10, Death of Annuitant and/or Owner provisions, rewrote this section based on disapprovals from OR. Essentially, the meaning is the same, it's just been reworded from the base contract.

Changes Section 11.1, What amount will be paid as death benefit proceeds during the accumulation period?, to add the following statements: "Death benefit proceeds, if payable to the beneficiary, will be paid promptly upon receipt of due proof of death. Due proof of death means proof of death satisfactory to us. Such proof may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or any other proof satisfactory to us. The death benefit amount will not be less than the amount required by state law in which the contract was delivered" Changes section 14.1, When will income payments begin, to add that the payout date may be changed as long as "the requested payout date is at least seven (7) years after the contract issue date." Also add the statement: "We reserve the right to waive the requirement that the payout date be at least seven (7) years after the contract issue date. Any waiver of this requirement will be administered in a consistent manner." Change Section 14.2, What income payout options are available" to add the statement: "The payout options described below may not be available in all states at all times. Other income payout options may be available with our consent. " Also adds lump sum payout option language of: "Lump Sum Option. In lieu of the options listed below, we will pay the contract value, adjusted as described in Section 13.1, as of the payout date in one single sum."

Adds to Section 16.1, What rates will be used to determine payment values?, to indicate net investment rates "will not exceed 5.0%"

DP-2006-VA(OR) AND DP-2006-VA457(OR) data pages, are changed to add: Allocation
Period: 3 years. Also changes terminology of premium expense charge to be premium tax charge. Addes "after the first 12 transfers in a contract year" after the $10 Maximum Transfer Fee. Adds a footnote on the M & E charge that states the following: "The dollar value of benefits will not be adversely affected by the actual cost of the mortality and expense risks undertaken by the company." Adds a footnote to the Premium Tax Charge that states the following:
"The premium tax charge does not apply to Oregon residents. If you move to a state that charges a premium tax, purchase payments paid in that state will be subject to the premium tax in that state, not to exceed 3.00%. Removes the 3, 5, 7 and 10 year fixed periods as they are not available in OR.

2006-VAFIXED(OR), Fixed Account Endorsement, is changed to add a definition of "allocation period" which is "the period of time beginning on the contract issue date in which allocations and transfers to a fixed period are allowed. Also changes the definition of "fixed period" to define it as a number of "months" instead of a number "years". Changes section 3.1, Can net purchase payments be allocated to the fixed account?, to indicate purchase payments may be made during the allocation period as shown on the Data Page. Also adds the statement:
"If you request an allocation to a fixed period beyond the allocation period, the net purchase payment will automatically be allocated to the money market subaccount" Changes Section 4.3, What happens when a fixed period ends?, to add language about the allocation period as needed to the ordered list of items of options that may be exercised. Changes Section 5.1, Can you transfer values to and from fixed periods?, to indicate transfers may occur to a fixed period during the allocation period and that transfers from a DCA fixed period are not subject to any transfer fees and do not count toward the 12 transfers allowed in a contract year. Adds a provision as Section 5.2, Can you automatically transfer interest form a fixed period?, to allow for such transfers and to outline requirements for doing so. Changes Section 6.2, What interest will be credited to a fixed account?, to add the statement: "Interest credited is sufficient to keep the fixed contract value at least as great as the minimum nonforfeiture amount required by state law in which the contract is delivered. "Changes
Section 8.1, Are there any restrictions on purchase payments and transfers to the fixed account? To add if a restriction is imposed, "we will give you at least 30 days advance written notice before exercising our right to restrict purchase payments and transfers to the fixed account and will notify you when we lift the restriction (in whole or in part)." Changes Section 8.2, Are there restrictions on payment of proceeds from the fixed account? To indicate that subject to obtaining prior written approval by the "Commissioner of the State of Iowa"... we reserve the right to postpone payment of any partial withdrawal or full surrender from the fixed account. And to add the following statement: "We will notify you of the specific date on which the postponed payment will be paid, the reason for the delay, and if requesting a surrender, your surrender value as of the date we receive your request."

2006-GMAB-RV1(OR) - Guaranteed Minimum Accumulation Benefit Rider, is changed in Sections 2.3, 4.1, 4.3, & 5.2 to not continue charges during the minimum charge period if a benefit allocation model ceases to be used. Also changes section 3.1 to add the statement: 'The rider charge will not exceed the maximum rider charge shown on the Rider Data Page." Also changes

Section 5.4, to state: "Step-ups will only be allowed if we are offering new guaranteed minimum accumulation benefits on the date you request a step-up." Adds a Maximum Rider Charge of 2.00% to the Rider Data Page.

2006-GMWB-RV1(OR) - Guaranteed Minimum Withdrawal Benefit Rider, is changed in Sections 2.3, 4.1, & 4.3 to not continue charges during the minimum charge period if a benefit allocation model ceases to be used. Also changes section 3.1 to add the statement: 'The rider charge will not exceed the maximum rider charge shown on the Rider Data Page." Also changes Section 6.3, to state: "Step-ups will only be allowed if we are offering new guaranteed minimum accumulation benefits on the date you request a step-up." Adds a Maximum Rider Charge of 2.00% to the Rider Data Page. Also changes section 5.4 to state the actual income options that we will make available for remaining guaranteed withdrawals under the rider, which include Option 1 - Single Life Income Option, and Option 2 - Joint and Survivor Life Income Option. Also changes Section 7.2 to say we "will" (rather than we reserve the right to), waive the excess withdrawal treatment if withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules... and to go on for OR and indicate "but only for the value in this contract."

Note: Forms DP-2007-VA-L & DP-2007-VA-PPC, 2007-PPC, 2007-GMWB, 2007-GMWB-MG,
2007-GMWB-MAV are not yet approved in Oregon (as of March 28, 2008).

THESE FORMS ARE USED IN THE FOLLOWING STATE: OREGON

2004-VA(PA) - Changes the cover page to add the Company's secretary name and signature. Changes the Right to Examine provision to return purchase payments, not experience, for 10 days initial and 20 days for external replacement and 45 days internal replacement situations. Add to the general description on the front and back cover pages: "Flexible Premium Deferred Variable Annuity Coverage". Delete the paragraph on the Cover relating Market Value Adjustment (as there is no market value adjustment on the contract) In Section 2.1, "What is the entire contract?", delete "if attached to it" when indicating that the application is part of the contract. In Section 2.3, "What if the annuitant's date of birth or gender has been misstated?" Add that we will adjust the payments "to be equal to the amount the contract value would have purchased" based on the correct date of birth or gender.

Changes Section 2.4 to delete "and fixed amounts" when indicating deduction of the contract fee (it will only be deducted from the subaccounts).

Changes Section 2.7 to revise it so we indicate that the company will make appropriate endorsements to the contract, "if required by law" and that "we will notify you of any modification to the contract necessary to assure continued qualification of the contract under the code or other federal or state laws relating to retirement annuities or variable annuity contracts. Such modification will be made by endorsement and may be either accepted or rejected by you (the owner)" In Section 6.3, Can the variable account be modified?, add to item i): "if such change requires endorsement of your contract, we will notify you and the endorsement may then be either accepted or rejected."

FORM DP-2004-VA(PA) AND DP-2004-VA457(PA), DATA PAGES, adds the Annuitant and Co-annuitant's (if any) issue ages. Asterik the "Maximum Contract Fee" and the "Premium Expense

Charge on the contract issue date" and add a footnote indicating the "contract fee is deducted only from your subaccount values", and that "currently there is no premium expense charge on annuities in Pennsylvania. You will be notified in the event any such charge becomes applicable to your contract and you will be advised of the amount of such charge and its effect upon any payments made". Also remove the 3, 5, 7, and 10 year fixed periods from the Fixed Account Option, leaving the 1 year period and the DCA 1 year period. NOTE: PA still uses the "2004" versions of the data pages, rather than the "2006" versions since we did not have to refile in PA to change the guar. minimum interest rate to 3% as it already was at 3%. (Filing the "2006" versions of the data pages essentially switched the minimum to 3% from an Index rate) .

2004-VAFIXEDF(PA2), FIXED ACCOUNT ENDORSEMENT, changes Section 6.1, How is your fixed contract value determined? to not allow the deduction of the contract fee from the fixed account. The fixed account minimum guarantee is based on 3.0%. There is no market value adjustment to fixed account value, thus all language relating to a market value adjustment has been removed. Section 8.2 (renumbered from 9.2), to add the phase "Subject to making prior written request of and receiving written approval" by the Commissioner, we reserve the right to postpone payment of any partial withdrawal or full surrender for 6 months...."
NOTE: PA still uses the "2004" version of the fixed account endorsement, rather than the "2006" version since we did not have to refile in PR to change the guar. minimum interest rate to 3% as it already was at 3%. (Filing the "2006" version of the fixed account endorsement essentially switched the minimum to 3% from an Index rate).

2004-VALOAN(B), Loan Account Endorsement, changes Section 2.2, How do you request a loan?, to remove "Amounts borrowed will be subject to a market value adjustment, if applicable to the investment option(s) selected."

2000-WVRSC-RV1(PA) - Waiver of Surrender Charges Endorsement, is changed to indicate the effective date of the endorsement is the same as the contract issue date and that eligibility for the waiver begins on the effective date. The Unemployment provision has been removed. Adds a definitions section to define the term "Hospital" and "Nursing Home". There is no market value adjustment in PA, so removes the market value adjustment language in the form. Added statements: "Payment will be made to you upon receipt of satisfactory proof subject to the restrictions described in Section 10.5 of your contract. If this benefit is denied, you have the right to reject the surrender proceeds and reapply for the benefit." For the Nursing Home or Hospital provision, language includes either nursing home or hospital, or a combination of the two for a period of 90 consecutive days (rather than base language of 180 days). Add these statements "Separate periods of confinement occurring within 6 months of a previous period of confinement for the same or related condition will be considered the same for purposes of meeting this 90 day period. As proof, we require verification o confinement in the nursing home or hospital. Such verification must be signed by the administrator of the facility" The Terminal Illness provision is termed a "Terminal Condition" which in PA means, a condition due to illness or "injury". Also added these statements: "As proof, we require verification of the terminal condition. Such proof must be signed by the physician making the determination." For the Disaster provision, indicate the following: "As proof, we require a copy of a licensed appraiser's report stating the amount of the damage and a copy of the approval letter for assistance under FEMA."

2006-GMAB-RV1(PA) - Guaranteed Minimum Accumulation Benefit Rider, is changed to add a "Right to Examine This Rider" provision. Also, revises Section 2.3 to state: " ELECTIVE TERMINATION OF THIS RIDER PRIOR TO THE END OF THE MINIMUM CHARGE PERIOD IS NOT ALLOWED". Also changes section 3.1 to add the statement:
'The rider charge will not exceed the maximum rider charge shown on the Rider Data Page." Also changes Section 5.4, to state: "Step-ups will only be allowed if we are offering new guaranteed minimum accumulation benefits on the date you request a step-up." Adds a Maximum Rider Charge of 2.00% to the Rider Data Page. Also adds a footnote to the Benefit Basis field on the Rider Data Page to indicate this: "Benefit Basis shown is as of the rider issue date, step-up date or renewal date". The Rider Data Page field titled "Current Rider Charge" is revised for PA to read "Current Annual Rider Charge".

2006-GMWB-RV1(PA) - Guaranteed Minimum Withdrawal Benefit Rider, is changed to add a "Right to Examine This Rider" provision. Also, revises Section 2.3 to state: " ELECTIVE TERMINATION OF THIS RIDER PRIOR TO THE END OF THE MINIMUM CHARGE PERIOD IS NOT ALLOWED". Also changes section 3.1 to add the statement:
'The rider charge will not exceed the maximum rider charge shown on the Rider Data Page." Also changes Section 6.3, to state: "Step-ups will only be allowed if we are offering new guaranteed minimum accumulation benefits on the date you request a step-up." Adds a Maximum Rider Charge of 2.00% to the Rider Data Page. Also adds a footnote to the Lifetime Benefit Basis field on the Rider Data Page to indicate this: "Benefit Basis shown is as of the rider issue date or step-up date". The Rider Data Page field titled "Current Rider Charge" is revised for PA to read "Current Annual Rider Charge".

Note: Forms DP-2007-VA-L & DP-2007-VA-PPC, 2007-PPC, 2007-GMWB, 2007-GMWB-MG,
2007-GMWB-MAV are not yet approved in Pennsylvania (as of March 28, 2008).

THESE FORMS ARE USED IN THE FOLLOWING STATE: PENNSYLVANIA

2004-VA(PR) - Changes Section 1, Definitions, and Section 2.5, When will premium expense charges be deducted? to add the following statement to the "premium expense charge" definition: "The premium expense charge does not apply to Puerto Rico residents. If you move to a state that charges a premium tax, purchase payments paid in that state will be subject to the applicable premium expense charge for that state." Also deleted from the definition, the following: "The initial charge is shown on the date page."

DP-2004-VA(PR) - Data Page, is changed to add a footnote to the "Premium Expense Charge" to indicate the following: " The premium expense charge does not apply to Puerto Rico residents. If you move to a state that charges a premium tax, purchase payments paid in that state will be subject to the applicable premium expense charge for that state. Note: there is no 457 plan data page as we do not do qualified business in PR. NOTE: PR still uses the "2004" versions of the data pages, rather than the "2006" versions since we did not have to refile in PR to change the guar. minimum interest rate to 3% as it already was at 3%. (Filing the "2006" versions of the data pages essentially switched the minimum to 3% from an Index rate).

2004-VAFIXEDF, Fixed Account Endorsement, is based on a 3.00% guaranteed minimum interest rate (rather than an Index rate) NOTE: PR still uses the "2004" version of the fixed account endorsement, rather than the "2006" version since we did not have to refile in PR to change the guar. minimum interest rate to 3% as it already was at 3%. (Filing the "2006" version of the fixed account endorsement essentially switched the minimum to 3% from an Index rate).

THESE FORMS ARE USED IN THE FOLLOWING STATE: PUERTO RICO

2004-VA(SC) - Changes the right to examine provision to refund purchase payments, instead of experience and only for 20 days, not 30 in replacement situations. Add Flexible Premium Deferred Variable and Fixed Annuity to the general description on the cover page. Changes Section 2.2, When does this contract become incontestable?, to delete "in the absence of fraud".

2006-VAFIXED(SC), Fixed Account Endorsement, changes Section 6.1, How is your fixed contract value determined? to not allow the deduction of the contract fee from the fixed account.

THESE FORMS ARE USED IN THE FOLLOWING STATE: SOUTH CAROLINA

2004-VA(TX) - Add another paragraph to the cover page which reads: "In the event we are unable to fulfill our contractual obligation under this contract, the portion of your contract value in the subaccounts is not protected by an insurance guaranty fund or other solvency protection agreement." And another paragraph to the cover that reads: "We reserve the right to restrict purchase payments and transfers to the fixed account. See the restrictions section of the fixed account endorsement, if included in your contract." In Section 2.5, What premium expense charges may be deducted?, delete the second paragraph in its entirety. In Section 2.6, Will annual reports be sent?, add the following: "The annual report will be mailed to you at your last known address no later than four months following the effective date of the information provided. The annual report will include your variable contract value as of the effective date of the report." Changes Section 9.1, What are the rules for a partial withdrawal of the surrender value?, to add this paragraph: "We will treat your request as a full surrender if at the time of a partial withdrawal, (1) no purchase payments were made during the prior two years; (2) the total of all purchase payments less any partial withdrawals is less than $2,000; and (3) the resulting contract value is also less than $2,000.

2006-VAFIXED(TX), Fixed Account Endorsement, changes Section 6.1, How is your fixed contract value determined? to not allow the deduction of the contract fee from the fixed account. Changes Section 4.2, What are the fixed periods, to add the following sentence: "We will provide you a written notice regarding changes in the availability of the fixed periods at least 31 days prior to the effective date of the change." Changes Section 5.1, Can you transfer values to and from fixed periods?, to add "subject to any restrictions imposed as described in Endorsement Section 8" Changes section 6.2, What interest will be credited to a fixed amount?, to delete the word "current" when referring to the guaranteed interest rate. Delete the Market Value adjustment provision.

2004-VALOAN(B), Loan Account Endorsement, changes Section 2.2, How do you request a loan?, to remove "Amounts borrowed will be subject to a market value adjustment, if applicable to the investment option(s) selected."

2000-WVRSC-RV2(TX) - Waiver of Surrender Charge Endorsement, is changed to add a Definitions section to define the terms Hospital, Nursing Home, Disability/Disabled, and Physician. Remove language regarding market value adjustment as it is not applicable in Texas. Add the following statement: "If this benefit is denied, you have the right to reject the surrender proceeds and reapply for this benefit." Delete the Disaster benefit. For Nursing Home or Hospital, indicate the following "As proof, we require verification of confinement in the nursing home or hospital.

Such verification must be signed by the administrator of the facility." Term the Terminal Illness provision a "Disabilty" and indicate the waiver is applicable if the annuitant has been "disabled" (there is no language about being terminally ill for 12 months or less as is the base form language). Add; "As proof, we require verification of the disability. Such verification must be signed by the physician making the determination." For the Unemployment provision, add: "As proof, we require a determination letter from the Department of Labor of the state where you live regarding the unemployment."

2006-GMAB-RV1(TX) - Guaranteed Minimum Accumulation Benefit Rider, is changed in Sections 2.3, 4.1, 4.3, & 5.2 to not continue charges during the minimum charge period if a benefit allocation model ceases to be used.

2007-GMWB(TX), 2007-GMWB-MG(TX), 2007-GMWB-MAV(TX) - Guaranteed Minimum Withdrawal Benefit Riders, are changed in Sections 2.3, 4.1, 4.3, 6.1, 6.2, 6.3 to not continue charges during the minimum charge period if a benefit allocation model ceases to be used.

THESE FORMS ARE USED IN THE FOLLOWING STATE: TEXAS

2004-VA(UT) - Changes the right to examine provision to refund purchase payments, not experience, and for only 20 days, not 30, in replacement situations. Changes Section 2.2, When does this contract become incontestable? to delete "in the absence of fraud" when referring to statements contained in the application are considered representations and not warranties. From Section 3.1, what are your rights as owner of this contract? to delete the sentence:
"Assignment of your contract as collateral security will not be allowed." Add a new Section 3.3, Can this contract be assigned as collateral security? to add a collateral assignment provision. Relating to this provision addition, add the following sentence to Sections 9.1, 9.2, and 14.3: "The written consent of all assignees and irrevocable beneficiaries must be obtained prior to any (partial withdrawal/full surrender/selection of income option."

2006-VAFIXED(UT), Fixed Account Endorsement, changes Section 6.2, What interest will be credited to a fixed account?, to add the following statement: "Values are not less than the minimum values required by statute of the state in which the contract is issued for delivery. "Also changes Section 8.1, How will a market value adjustment affect partial withdrawals and the surrender value of the contract?, to state that the surrender value will not be less than "an amount equal to 90% of each purchase payment accumulated at the minimum guaranteed interest rate, reduced by any partial withdrawals accumulated at the minimum guaranteed interest rate. The minimum guaranteed interest rate is shown on the data page."

THESE FORMS ARE USED IN THE FOLLOWING STATE: UTAH

2004-VA(WA) - Changes the Right to Examine Provision to return purchase payments, not experience, and for replacement contracts, to return in 20 days rather than 30. Only the Maximum Anniversary Value Death Benefit Rider and Spouse Beneficiary Death Benefit Riders are available in WA, remove the 3% Annual Guarantee rider and the Earnings Enhanced Rider. The Fixed Account Endorsement was placed back into the contract form as having it as an endorsement is not acceptable in WA. Remove the Fixed Account Option and Term it Guaranteed Account on the Data Page and throughout the contract. Fixed contract value & fixed period are also deleted and guaranteed contract value is added as a term also. Term the DCA fixed period as just the DCA Period throughout the contract (WA does not view DCA periods as fixed periods). Remove the 1, 3, 5, 7, and 10 year fixed periods. Only the DCA Period is available. Market value adjustment does not apply then and has been removed throughout the contract. Changes Section 2.4 to add the contract fee of $30.00 in the text (not just point to the Data Page) and to delete "and fixed amounts" when indicating deduction of the contract fee (it will only be deducted from the subaccounts). In Section 2.5, second paragraph, and Section 8.6, add "for residents of states other than Washington" to exclude them when referring to deducting premium expense charges. In Section 9.2, what are the rules for a full surrender of the contract?, add "or on the payout date", such that the first sentence reads: "You have the right to surrender this contract during the accumulation period or on the payout date by written request."

DP-2006-VA(WA), DP-2006-VA457(WA), DP-2007-VA-L(WA) & DP-2007-VA-PPC(WA) Data
Pages, footnote Premium Expense Charge and add the footnote: No premium expense charge applies to Washington contracts." Remove the Fixed Account Endorsement under "Additional Benefit (at no charge), as the fixed account endorsement language is part of the base form 2004-VA(WA). Also remove the "3% Annual Guarantee Death Benefit Rider" and the "Earnings Enhanced Death Benefit Rider" under "Optional Death Benefit Riders". These riders are not available in Washington. Only the DCA "Period" is available in Washington and no other fixed periods are.

2004-VALOAN(WA). Loan Account Endorsement, is changed to delete "fixed" amounts and account and label them DCA amounts and guaranteed account. Delete the Market Value Adjustment language.

2000-WVRSC-RV1(WA) - Waiver of Surrender Charges Endorsement - changes the form to remove market value adjustment language as it is not applicable in WA. Remove the Unemployment and Disaster provisions.

THESE FORMS ARE USED IN THE FOLLOWING STATE: WASHINGTON

2004-VA(WI) - Changes the right to examine provision for replacement situations to refund purchase payments during 20 days and to pay purchase payments in replacement situations rather than experience: Changes the fourth paragraph relating to market value adjustment on the cover page to add the mva is "in addition to any scheduled surrender charge" and to also point to the data page for the fixed account endorsement availability on the contract. Changes Section 13.2, Will dividends be paid?, in the second paragraph, to revise item a.) to read that owner may request we apply any dividend to the subaccounts as they designate, instead of in the same proportion as set for purchase payments.

THIS FORM IS USED IN THE FOLLOWING STATE: WISCONSIN

2004-VA(WY) -Changes the Right to Examine provision to return the contract in 20 days, rather than 30, for replacement situations and to refund purchase payments for replacements and not experience.